EXHIBIT 21

                SUBSIDIARIES OF MIRAGE RESORTS, INCORPORATED
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AC HOLDING CORP.
a Nevada corporation

AC HOLDING CORP. II
a Nevada corporation

ATLANDIA DESIGN AND FURNISHINGS, INC.
a New Jersey corporation

BEAU RIVAGE RESORTS, INC.*
a Mississippi corporation

BELLAGIO
a Nevada corporation

GNL, CORP.
a Nevada corporation
dba Golden Nugget-Laughlin

GNLV, CORP.
a Nevada corporation
dba Golden Nugget

GNS FINANCE CORP.
a Nevada corporation

GOLDEN NUGGET AVIATION CORP.
a Nevada corporation

LV CONCRETE CORP.
a Nevada corporation

MAC, CORP.
a New Jersey corporation

MH, INC.**
a Nevada corporation
dba Shadow Creek

THE MIRAGE CASINO-HOTEL
a Nevada corporation
dba The Mirage

MRGS CORP.***
a Nevada corporation

TREASURE ISLAND CORP.**
a Nevada corporation
dba Treasure Island at The Mirage

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*       100% of the voting securities are owned by GNLV, CORP.
**      100% of the voting securities are owned by THE MIRAGE CASINO-HOTEL.
***     100% of the voting securities are owned by Bellagio.